Exhibit 99.1

News Release

Newell Brands Announces Early Results of its Waterfall Tender Offer

HOBOKEN, NJ – August 26, 2019 — Newell Brands Inc. (NASDAQ: NWL) (the “Company” or “Newell Brands”) announced today the early results of its previously announced tender offer to purchase for cash up to $356,746,000 aggregate principal amount (the “Maximum Waterfall Tender Amount”) of the Company’s outstanding 3.850% Notes due 2023, 4.000% Notes due 2022 and 4.200% Notes due 2026 (collectively, the “Waterfall Notes”), subject to the Acceptance Priority Levels as defined below (such offer, the “Waterfall Offer”). The Waterfall Offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase, dated August 12, 2019 (the “Offer to Purchase”).

The following table sets forth the aggregate principal amount of the Waterfall Notes that were validly tendered and not properly withdrawn in the Waterfall Offer as of 5:00 p.m., New York City time, on August 23, 2019 (the “Waterfall Early Tender Deadline”), except for series of Waterfall Notes that are not expected to be accepted for purchase, as explained below. The withdrawal deadline of 5:00 p.m., New York City time, on August 23, 2019 has passed and, accordingly, Waterfall Notes validly tendered in the Waterfall Offer may no longer be withdrawn except where additional withdrawal rights are required by law.

Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Acceptance Priority Level	Early Tender Premium(1)	Reference U.S. Treasury Security	Bloomberg Reference Page/Screen	Fixed Spread (basis points)	Principal Amount Tendered(2)	Principal Amount Expected to be Accepted(3)
3.850% Notes due 2023	$1,750,000,000	CUSIP: 651229 AV8 ISIN: US651229AV81	1	$50	1.75% due 7/31/2024	FIT1	130	$1,046,704,000	$356,746,000

(1)

The Total Consideration payable for each $1,000 principal amount of Waterfall Notes validly tendered at or prior to the Waterfall Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Waterfall Notes are accepted will also receive accrued interest on such Waterfall Notes.

(2)	As reported by Global Bondholder Services Corporation, the information agent and tender agent for the Waterfall Offer.
(3)	Expected to be accepted for purchase, and paid for, on the Waterfall Early Settlement Date.

Because the aggregate principal amount of validly tendered Waterfall Notes exceeded the Maximum Waterfall Tender Amount, the Waterfall Notes will be purchased subject to the Maximum Waterfall Tender Amount, the acceptance priority levels (the “Acceptance Priority Levels”) and proration as described in the Offer to Purchase. Accordingly, the Company expects to accept for purchase, and pay for, $356,746,000 aggregate principal amount of its 3.850% Notes due 2023 on a prorated basis, and none of its 4.000% Notes due 2022 or 4.200% Notes due 2026, on the Waterfall Early Settlement Date (as defined below).

Holders of Waterfall Notes that were validly tendered and not properly withdrawn at or prior to the Waterfall Early Tender Deadline and accepted for purchase will receive the applicable Total Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Premium specified in the table above. Payments for Waterfall Notes purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Waterfall Notes up to, but not including, the applicable settlement date for such Waterfall Notes accepted for purchase. The settlement date for Waterfall Notes tendered at or prior to the Waterfall Early Tender Deadline and accepted for purchase is expected to be August 27, 2019 (the “Waterfall Early Settlement Date”). The Company expects to issue a press release on August 26, 2019 announcing the Total Consideration payable in connection with the Waterfall Offer and the proration rates for the applicable series of Waterfall Notes expected to be accepted for purchase on the Waterfall Early Settlement Date.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NASDAQ: NWL www.newellbrands.com	1

News Release

Although the Waterfall Offer is scheduled to expire at midnight, New York City time, at the end of September 9, 2019, unless extended or terminated (the “Waterfall Expiration Date”), because the Waterfall Offer was fully subscribed as of the Waterfall Early Tender Deadline, the Company does not expect to accept for purchase any Waterfall Notes tendered after the Waterfall Early Tender Deadline. Waterfall Notes not accepted for purchase will be promptly returned or credited to the holder’s account. Holders of Waterfall Notes who validly tender such notes following the Waterfall Early Tender Deadline and at or prior to the Waterfall Expiration Date will only receive the applicable Tender Offer Consideration for such Waterfall Notes accepted for purchase, which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.

The Company does not currently intend to call for redemption the Waterfall Notes not tendered and accepted for purchase in the Waterfall Offer.

Newell Brands’ obligation to accept for payment and to pay for the Waterfall Notes validly tendered in the Waterfall Offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.

Barclays Capital Inc. and RBC Capital Markets, LLC are serving as the Lead Dealer Managers, and HSBC Securities (USA) Inc. is serving as Co-Dealer Manager, in connection with the Waterfall Offer. The information agent and tender agent is Global Bondholder Services Corporation. The full details of the Waterfall Offer, including complete instructions on how to tender Securities, are included in the Offer to Purchase. Holders are strongly encouraged to read carefully the Offer to Purchase, including materials incorporated by reference therein, because they contain important information. Copies of the Offer to Purchase are available at https://www.gbsc-usa.com/newellbrands/ and requests for copies may also be directed to the information agent at (212) 430-3774 (banks and brokers) or (866) 807-2200 (all others). Questions regarding the Waterfall Offer should be directed to Barclays Capital Inc., Liability Management Group, at (212) 528-7581 (collect) or (800) 438-3242 (toll free) or RBC Capital Markets, LLC, Liability Management Group, at (212) 618-7843 (collect) or (877) 381-2099 (toll free).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the information agent and tender agent or the trustees with respect to the Waterfall Notes is making any recommendation as to whether holders should tender in response to the Waterfall Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Waterfall Notes, and, if so, the principal amount of Waterfall Notes to tender.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Waterfall Offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Marmot®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert® and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NASDAQ: NWL www.newellbrands.com	2

News Release

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements in relation to the Company’s current expectations and beliefs as to its ability to consummate the tender offer, including the timing, size, pricing or other terms of the tender offer, and other future events. All information set forth in this release is as of the date hereof. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. Certain potential factors, risks and uncertainties that could affect the Company’s business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements include the Company’s ability to complete the tender offer and satisfy the conditions thereto, and other potential factors, risks and uncertainties under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, which are on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

Contacts:

Investors:

Nancy O’Donnell

SVP, Investor Relations and Communications

+1 (201) 610-6857

nancy.odonnell@newellco.com

Media:

Claire-Aude Staraci

Director, External Communications

+1 (201) 610-6717

claireaude.staraci@newellco.com

221 River Street Hoboken, NJ 07030 +1 (201) 610-6600	NASDAQ: NWL www.newellbrands.com	3